CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 20, 2017, relating to the financial statements and financial highlights which appear in the February 28, 2017 Annual Report on Form N-CSR of JPMorgan Disciplined High Yield ETF (a series of J.P. Morgan Exchange-Traded Fund Trust). We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

June 28, 2017